Calculation of Filing Fee Tables
S-3
Capstone Green Energy Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(a)	31,222,223	$ 6.28	$ 196,075,560.44	0.0001381	$ 27,078.03
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 196,075,560.44		$ 27,078.03
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 27,078.03
Offering Note
[1]	Represents the shares of common stock, par value $0.001 per share (the "Common Stock") of Capstone Green Energy Holdings, Inc. (the "Registrant") that will be offered for resale by the selling stockholders pursuant to the prospectus to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of additional shares of Common Stock that may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the shares being registered hereunder. Estimated in accordance with Rules 457(c) solely for the purpose of calculating the registration fee on the basis of $6.28 per share, the average of the high and low prices of the Registrant's common stock on April 23, 2026, as reported on the OTCQX Best Market (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Common Stock, par value $0.001 per share	7,113,847	$ 34,431,019.48	S-1	333-292401	01/02/2026
Prospectus Note
[1]	Represents the shares of Common Stock of the Registrant that will be offered for resale by the selling stockholders pursuant to the prospectus to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of additional shares of Common Stock that may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the shares being registered hereunder. No registration fee is payable in connection with the securities previously registered on a registration statement on Form S-1 (File No. 333-292401), which was declared effective on January 2, 2026 (the "Prior Registration Statement") because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See "Explanatory Note" in this registration statement. Estimated in accordance with Rules 457(c) solely for the purpose of calculating the registration fee on the basis of $4.84 per share, the average of the high and low prices of the Registrant's Common Stock on December 18, 2025 as reported on the OTCQX Best Market (such date being within five business days of the date that the Prior Registration Statement was filed with the U.S. Securities and Exchange Commission).